UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2022

LMP AUTOMOTIVE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-236260	82-3829328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2022, LMP Automotive Holdings, Inc. (the “Company”) received a notice (the “Notice”) from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed its Annual Report on Form 10-K for the period ended December 31, 2021 (the “Form 10-K”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market. The Notice provides that the Company must submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1). If the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Form 10-K, or October 17, 2022, to regain compliance.

On April 20, 2022, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2022

LMP AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	Chief Executive Officer

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